UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 12, 2024

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, Indiana  47202-3005
(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)

On February 12, 2024, Cummins Inc. (the “Company”) elected John H. Stone, President and Chief Executive Officer of Allegion plc, as a director of the Company to serve until the Company’s next annual meeting of shareholders. The Company’s board of directors has determined that Mr. Stone is independent under the rules of the New York Stock Exchange and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended. Mr. Stone has been appointed to serve on the Board of Director's Audit Committee, Safety, Environment and Technology Committee, and the Governance and Nominating Committee.

Mr. Stone will participate in the Company’s standard non-employee director compensation policies and programs as described under “Director Compensation” in the Company’s 2023 Proxy Statement filed with the U.S. Securities and Exchange Commission on March 27, 2023.

The Company’s press release with respect to this matter is attached as Exhibit 99 and incorporated herein by reference.
Item 9.01.    Financial Statement and Exhibits.

(d)    Exhibits. - The exhibits below are filed herewith:

Exhibit Index

Exhibit No.	Description
Exhibit 99	Press Release, dated February 12, 2024.
Exhibit 104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2024

CUMMINS INC.
/s/ NICOLE Y. LAMB-HALE
Nicole Y. Lamb-Hale Vice President, Chief Legal Officer & Corporate Secretary